Exhibit 10.4

FIRST AMENDMENT
TO THE
PNM RESOURCES, INC.
2017 LONG-TERM INCENTIVE PLAN
The 2017 Long-Term Incentive Plan (the “Plan”) was adopted pursuant to the PNM Resources, Inc. 2014 Performance Equity Plan (the “PEP”). By this instrument, the Company desires to amend the Plan as set forth below.
1.    The definition of FFO/Debt Ratio as set forth in footnote 5 of the Plan is hereby amended and restated in its entirety to read as follows:

5 The FFO/Debt Goal equals PNMR’s funds from operations for the fiscal year ending December 31, 2019, divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations and reducing debt by the sum of amount determined in (6) below) as of December 31, 2019 plus the amount excluded pursuant item (6) in the definition of FFO/Debt Ratio under the 2016 Long-Term Incentive Plan, as amended) as of December 31, 2019. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) as reported in the Company’s Form 10-K for PNM Resources adjusted by the following items: (1) including amounts attributable to principal payments on imputed debt from long-term leases, (2) excluding changes in PNMR’s working capital, including bad debt expense, (3) excluding the impacts of any consolidation required by the Variable Interest Entities accounting rules and regulations, (4) subtracting the amount of capitalized interest, (5) excluding any contributions to the PNMR or TNMP qualified pension plans, and (6) excluding the change in revenues associated with the 2017 Tax Cuts and Jobs Act based on cost of service studies filed before regulatory bodies. The calculation is intended to be consistent with Moody’s calculation of FFO/Debt (which Moody’s refers to as “CFO Pre-WC/Debt”) and if Moody’s modifies its calculation methodology prior to December 31, 2019 and communicates such changes in writing to Company representatives or the general public prior to December 31, 2019, said changes in Moody’s methodology in effect as of December 31, 2019 will be incorporated into the calculation outlined above.

2.    This First Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this First Amendment shall superseded the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.
IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized representative on this 27th day of February, 2019.

PNM RESOURCES, INC.

By:	/s/ Patrick V. Apodaca
Patrick V. Apodaca
Its: Senior Vice President, General Counsel

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